UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 15, 2020

WESTERN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(832) 636-1009
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common units	WES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On December 15, 2020, Nicole E. Clark was appointed to the Board of Directors (the “Board”) of Western Midstream Holdings, LLC (the “General Partner”), the general partner of Western Midstream Partners, LP (the “Partnership”), effective immediately. Ms. Clark presently holds the position of Vice President, Deputy General Counsel and Corporate Secretary at Occidental Petroleum Corporation (“Occidental”).

Ms. Clark was not appointed to the Board pursuant to any arrangement or understanding, and there are no related person transactions regarding Ms. Clark that require disclosure under Item 404(a) of Regulation S-K, other than through her employment with Occidental, which indirectly owns our General Partner. Ms. Clark will have rights to indemnification by the Partnership and the General Partner pursuant to the organizational documents of the Partnership and the General Partner, and an Indemnification Agreement, the form of which has been previously filed by the Partnership. Ms. Clark is not otherwise party to any material plan, contract or arrangement with the Partnership or its General Partner.

Departure of Directors

On December 15, 2020, Jennifer M. Kirk was succeeded on the Board by Ms. Clark. Ms. Kirk did not serve on any committees of the Board, and her departure was not a result of any disagreement with the Partnership regarding any matter related to its operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM PARTNERS, LP

		By:	Western Midstream Holdings, LLC, its general partner

Dated:	December 15, 2020	By:	/s/ Michael P. Ure
Michael P. Ure President, Chief Executive Officer and Chief Financial Officer
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